Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-104282, 333-110121, 333-115782, 333-121261 and 333-127802) of Trend Micro Incorporated of our report dated June 28, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 20-F.

/s/ ChuoAoyama PricewaterhouseCoopers

Tokyo, Japan

June 28, 2006